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                                    Exhibit 10.4

                          [U.S. LABORATORIES' LETTERHEAD]


July 14, 1998

Mr. Dickerson Wright
Chief Executive Officer
U.S. LABORATORIES, INC.
7895 Convoy Court, Suite 18
San Diego, California  92111

RE:  COMPENSATION/INCENTIVE PROGRAM

Dear Dickerson,

I am writing to set forth the terms of your compensation and incentive agreement with U.S. Engineering Laboratories, Inc. If we are in agreement regarding the terms as stated below, please state so by signing in the signature space provided.

Effective July 1, 1998, your compensation will be paid on the first day of each month and will be paid at the rate of $14,584 per month ($175,000 per annum). In addition, if the collective group of the U.S. Laboratories, Inc. companies achieves or is in excess of $1,200,000 in pre-tax profit for the 1998 calendar year then you will be entitled to a bonus of 7% of the pre-tax collective pre-tax profit.

Please call with any questions or comments regarding this document. If you are in agreement, this letter is intended to be your written confirmation of your compensation package.

Sincerely,                         Agreed and acknowledged:


/s/ JIM WAIT                       /s/ DICKERSON WRIGHT
CFO                                CEO, U.S. Laboratories, Inc.